UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2023

ACER THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33004	32-0426967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Suite 356
300 Washington Street
Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 902-6100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	NA	NA

*

On November 9, 2023, Acer Therapeutics Inc.’s common stock began trading under the symbol “ACER” on the OTC Pink Market. It is expected that The Nasdaq Stock Market LLC will file a Form 25-NSE with the Securities and Exchange Commission on November 20 to remove the common stock of Acer Therapeutics Inc. from listing and registration on The Nasdaq Stock Market LLC. Deregistration under Section 12(b) of the Act will become effective 90 days after the filing date of the Form 25-NSE.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, on August 30, 2023, Acer Therapeutics Inc. (“Acer”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Zevra Therapeutics, Inc., a Delaware corporation (“Zevra”) and Aspen Z Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Zevra (“Merger Sub”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Acer, with Acer surviving the merger as an indirect wholly-owned subsidiary of Zevra (the “Merger”).

On November 17, 2023 (the “Closing Date”), the Merger was completed pursuant to the terms and conditions of the Merger Agreement. At the effective time of the Merger (the “Effective Time”), each share of Common Stock, $0.0001 par value per share of Acer (“Acer Common Stock”), that was outstanding immediately prior to the Effective Time (excluding cancelled shares and any shares held by holders who have exercised their appraisal rights), was automatically converted into the right to receive (A) 0.1210 of a share of validly issued, fully paid and non-assessable shares of Zevra common stock, $0.0001 par value per share, and (B) one non-transferable contingent value right representing the right to receive one or more contingent payments, if any, upon the achievement of certain milestones, as set forth in the Contingent Value Rights Agreement by and among Zevra, Computershare Inc., a Delaware corporation, and its affiliate Computershare Trust Company, N.A., a federally chartered trust company, jointly as rights agent.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to Acer’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 31, 2023 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note, which is incorporated by reference in this Item 2.01, on the Closing Date, the Merger was completed pursuant to the terms and conditions of the Merger Agreement.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and under Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information contained in the Introductory Note, Item 2.01, Item 3.03 and Item 5.02 are incorporated by reference in this Item 5.01.

As a result of the consummation of the Merger, at the Effective Time, a change in control of Acer occurred and Acer became a wholly-owned subsidiary of Zevra.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, at the Effective Time, pursuant to the terms of the Merger Agreement, Stephen J. Aselage, Jason Amello, John M. Dunn, Michelle Griffin and Chris Schelling each resigned and ceased serving as directors of Acer. On November 17, 2023, R. LaDuane Clifton and Joshua Schafer became the directors of the surviving corporation.

On November 17, 2023, each of Chris Schelling, Acer’s President and Chief Executive Officer, and Harry S. Palmin, Acer’s Chief Financial Officer, ceased to be an executive officer of Acer.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, Acer’s certificate of incorporation was amended and restated to read in its entirety (other than the name of Acer) as the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time, and Acer’s bylaws were amended and restated to read in their entirety as the bylaws of Merger Sub in effect immediately prior to the Effective Time. The Amended and Restated Certificate of Incorporation of Acer and Acer’s Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated as of August 30, 2023 by and among Zevra Therapeutics, Inc., Aspen Z Merger Sub, Inc., and Acer Therapeutics Inc. (incorporated by reference to Exhibit 2.1 to Acer’s Report on Form 8-K filed on August 31, 2023).

3.1	Amended and Restated Certificate of Incorporation of Acer Therapeutics Inc.

3.2	Amended and Restated Bylaws of Acer Therapeutics Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 20, 2023	ACER THERAPEUTICS INC.

	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, MBA, CPA
Chief Financial Officer, Secretary and Treasurer

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